                                                                 Exhibit 10.1(a)


                              THE DIAL CORPORATION

             SECOND AMENDMENT DATED MAY 17, 2001 TO CREDIT AGREEMENT
                 (LONG TERM FACILITY) DATED AS OF JULY 14, 2000


         This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of May 17, 2001 and entered into by and among THE DIAL CORPORATION, a Delaware corporation (the "Borrower"), the undersigned lenders (collectively the "Lenders"), and CITICORP USA, INC., as Administrative Agent, and is made with reference to that certain Credit Agreement (Long Term Facility), dated as of July 14, 2000, by and among the Borrower, the Lenders, and the Agents, as amended by that certain First Amendment Dated November 21, 2000 to Credit Agreement (Long Term Facility) (as further amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower has requested and Requisite Lenders have agreed to modify the terms of the Credit Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         A. AMENDMENT TO SECTION 1.01.

                  (i) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "Argentine Business", after the definition of the term "Applicable Margin" and before the definition of the term "Arrangers":

                  " "Argentine Business" means all or any portion of the businesses conducted by the Borrower or any of its Subsidiaries and Affiliates in the country of Argentina."

                  (ii) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "Asset Sale", after the definition of the term "Arrangers" and before the definition of the term "Assignment and Acceptance":

                  " "Asset Sale" means the sale by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its wholly-owned Subsidiaries of (i) any of the stock of any of the Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, including the SPC Business and the Argentine Business,
         (iii) any other assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries (other than inventory sold in the ordinary course of business), if the Net Asset Sale Proceeds for such transaction or series of related transactions exceed $1,000,000."


                                                  (Second Amendment - Long Term)

                  (iii) The definition of the term "Daily Margin" in Section
         1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  " "Daily Margin" means:

                  (i) for any date of determination prior to the Second Amendment Date, for the designated Level and Utilization Ratio applicable to such date of determination and Type of Advance, the following interest rates per annum:

                      Daily Margin when Utilization Ratio       Daily Margin when Utilization Ratio
                       is equal to or less than 0.50:1.00            is greater than 0.50:1.00
                      -----------------------------------      ------------------------------------
                                TYPE OF ADVANCE                           TYPE OF ADVANCE
                      -----------------------------------      ------------------------------------
                         Base Rate       Eurodollar Rate                            Eurodollar Rate
                          Advance            Advance           Base Rate Advance        Advance
                      --------------   ------------------      -----------------    ---------------
         Level 1             0%               .350%                    0%                .475%
         Level 2             0%               .375%                    0%                .500%
         Level 3             0%               .475%                    0%                .600%
         Level 4             0%               .625%                    0%                .750%
         Level 5             0%               .875%                    0%               1.125%

                  For purposes of this definition, (a) "Utilization Ratio" means, as of any date of determination, the ratio of (1) the aggregate outstanding principal amount of all Advances as of such date to (2) the aggregate amount of all Commitments in effect as of such date (whether used or unused), (b) if any change in the rating established by S&P, Moody's or Fitch with respect to Long-Term Debt shall result in a change in the Level, the change in the Daily Margin shall be effective as of the date on which such rating change is publicly announced, and
         (c) if the ratings established by any two of S&P, Moody's or Fitch with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for such day shall be deemed to be Level 5 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders); or

                  (ii) for any date of determination on or after the Second Amendment Date, (a) for each Eurodollar Rate Advance and for the designated Level applicable to such date of determination, (1) the following interest rates per annum plus (2) 0.25% per annum on and after the earlier of (A) the date of delivery of the Compliance Certificate for any quarter (commencing with the third quarter of the 2001 fiscal year), if the ratio of Funded Debt to EBITDA as shown in such Compliance Certificate is not equal to or less than 2.60:1.00, and
         (B) the date on which such Compliance Certificate is required to be delivered pursuant to Section 5.01(b), if such Compliance Certificate is not delivered by such date, plus (3) an additional 0.25% per annum on and after the earlier of (A) the date of delivery of the Compliance Certificate for any subsequent quarter commencing with the fourth quarter of the 2001 fiscal year, if the ratio of Funded Debt to EBITDA as


                                                  (Second Amendment - Long Term)
         shown in such Compliance Certificate is not equal to or less than 2.60:1.00, and (B) the date on which such Compliance Certificate is required to be delivered pursuant to Section 5.01(b), if such Compliance Certificate is not delivered by such date; provided, however, that the amount by which the Daily Margin for any Eurodollar Rate Advance exceeds the rate per annum derived from the following table as a result of the foregoing shall not exceed .50% per annum; and provided further that, on the date of delivery of the Compliance Certificate for any quarter, if the ratio of Funded Debt to EBITDA as shown in such Compliance Certificate equals or is less than 2.60:1.00, the additions to the Daily Margin set forth in clauses (2) and (3) above shall not apply, and the Daily Margin for a Eurodollar Rate Advance shall equal the rate per annum derived from the following table:

                                             Eurodollar Rate Advance
            Level 1                                  .500%
            Level 2                                  .650%
            Level 3                                  .825%
            Level 4                                 1.000%
            Level 5                                 1.125%
            Level 6                                 1.250%

         and (b) for any Base Rate Advance the difference between the applicable Eurodollar Rate Advance and 1.25%, but not less than 0%.

                  For purposes of this definition, (1) if any change in the rating established by S&P or Moody's with respect to Long-Term Debt shall result in a change in the Level, the change in the Daily Margin shall be effective as of the date on which such rating change is publicly announced; (2) if the ratings established by one of S&P or Moody's with respect to Long-Term Debt are unavailable for any reason for any day and if the Borrower has used its best efforts to make such ratings available, then the applicable Level for such day shall be deemed to be the Level determined by reference solely to the ratings available from the other rating agency; and (3) if the ratings established by both of S&P and Moody's with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for such day shall be deemed to be Level 6 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders)."

                  (iv) The definitions of the terms "Level", "Level 1", "Level 2", "Level 3", "Level 4" and "Level 5" in Section 1.01 of the Credit Agreement are hereby amended by deleting them in their entirety and substituting the following in lieu thereof:

                  " "Level" means, (i) for any date prior to the Second Amendment Date, Level 1, Level 2, Level 3, Level 4, or Level 5, as the case may be, and (ii) for any date on or after the Second Amendment Date, Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6, as the case may be."


                                                  (Second Amendment - Long Term)

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
                  "Level 1" means that, as of any date of determination (i) prior to the Second Amendment Date, the Borrower's Long-Term Debt rating is equal to or higher than at least two of the following: A-from S&P, A3 from Moody's and/or A- from Fitch and (ii) on or after the Second Amendment Date, the Borrower's Long-Term Debt rating equals or exceeds both of the following: A- from S&P and A3 from Moody's.

                  "Level 2" means that, as of any date of determination (i) prior to the Second Amendment Date, the Borrower's Long-Term Debt rating is equal to at least two of the following: BBB+ from S&P, Baa1 from Moody's and/or BBB+ from Fitch and (ii) on or after the Second Amendment Date, the Borrower's Long-Term Debt rating equals or exceeds both of the following: BBB+ from S&P and Baal from Moody's.

                  "Level 3" means that, as of any date of determination (i) prior to the Second Amendment Date, the Borrower's Long-Term Debt rating is equal to at least two of the following: BBB from S&P, Baa2 from Moody's and/or BBB from Fitch and (ii) on or after the Second Amendment Date, the Borrower's Long-Term Debt rating equals or exceeds both of the following: BBB from S&P and Baa2 from Moody's.

                  "Level 4" means that, as of any date of determination (i) prior to the Second Amendment Date, the Borrower's Long-Term Debt rating is equal to at least two of the following: BBB- from S&P, Baa3 from Moody's and/or BBB- from Fitch and (ii) on or after the Second Amendment Date, the Borrower's Long-Term Debt rating equals or exceeds both of the following: BBB- from S&P and Baa3 from Moody's.

                  "Level 5" means that, (i) as of any date of determination prior to the Second Amendment Date, none of the criteria of Level 1, Level 2, Level 3 or Level 4 is satisfied, and (ii) as of any date of determination on or after the Second Amendment Date, the Borrower's Long-Term Debt rating equals or exceeds both of the following: BB+ from S&P and Ba1 from Moody's."

                  (v) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "Level 6", after the definition of the term "Level 5" and before the definition of the term "Lien":

                  " "Level 6" means that none of the criteria of Level 1, Level 2, Level 3, Level 4 or Level 5 is satisfied."

                  (vi) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "Net Asset Sale Proceeds", after the definition of the term "Multiple Employer Plan" and before the definition of the term "Net Income":

                  " "Net Asset Sale Proceeds", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from the buyer in such Asset Sale, as the case may be, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment


                                                  (Second Amendment - Long Term)
         of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than the Advances) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iii) reasonable costs and expenses associated therewith including attorneys', accountants' and other professionals' fees."

                  (vii) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "Net Securities Proceeds" after the definition of the term "Net Income" and before the definition of the term "Net Worth":

                  " "Net Securities Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of capital stock or an incurrence of Debt by the Borrower or any of its Subsidiaries."

                  (viii) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "Pro Rata Basis" after the definition of the term "Potential Event of Default" and before the definition of the term "Reference Banks".

                  " "Pro Rata Basis" means, at any time, on a pro rata basis in accordance with the then aggregate amount of Commitments and the then aggregate amount of Short Term Facility Commitments."

                  (ix) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions of the terms "Second Amendment", "Second Amendment Date", "Short Term Facility" and "Short Term Facility Commitments", after the definition of the term "SEC" and before the definition of the term "Single Employer Plan":

                  " "Second Amendment" means that certain Second Amendment dated May 17, 2001 to Credit Agreement (Long Term Facility) dated as of July 14, 2000, between the Borrower, the Lenders and Administrative Agent.

                  "Second Amendment Date" means May 17, 2001.

                  "Short Term Facility" means the Credit Agreement (Short Term Facility), dated as of May 17, 2001 among the Borrower, Citicorp USA, Inc., as Administrative Agent and the lenders party thereto, as amended or extended from time to time, and any successor credit facilities thereto.

                  "Short Term Facility Commitments" means the aggregate amount of commitments of the lenders under the Short Term Facility."

                  (x) Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of the term "SPC Business" after the definition of the term "Single Employer Plan" and before the definition of the term "Subsidiary":


                                                  (Second Amendment - Long Term)

                  " "SPC Business" means all or any portion of the businesses conducted by the Borrower and any of its Subsidiaries or Affiliates (i) in Guatemala, or (ii) under the following trademark names: Sarah Michaels, Freeman or Nature's Accent."

         B. AMENDMENT TO SECTION 2.04(a). Section 2.04(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "(a) Facility Fees.

                  (i) Prior to the Second Amendment Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on such Lender's daily average Commitment, whether used or unused (and without giving effect to any Bid Reduction), from the Closing Date in the case of each Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date of such Lender, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing September 30, 2000, and on the Termination Date of such Lender, in an amount equal to the product of (i) such Lender's daily average Commitment, whether used or unused and without giving effect to any Bid Reduction, in effect during the period for which such payment that is to be made times (ii) the weighted average rate per annum that is derived from the following rates: (a) a rate of 0.10% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1, (b) a rate of 0.125% per annum with respect to each day during such period that such ratings were at Level 2, (c) a rate of 0.15% per annum with respect to each day during such period that such ratings were at Level 3, (d) a rate of 0.25% per annum with respect to each day during such period that such ratings were at Level 4, (e) at the rate of 0.375% per annum with respect to each day during such period that such ratings were at Level 5. If any change in the rating established by S&P, Moody's or Fitch with respect to Long-Term Debt shall result in a change in the Level, the change in the commitment fee shall be effective as of the date on which such rating change is publicly announced. If the ratings established by any two of S&P, Moody's or Fitch with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for purposes of calculating the commitment fee for such day shall be deemed to be Level 5 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders).

                  (ii) From and after the Second Amendment Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the Designated Bidders) a facility fee on such Lender's daily average Commitment, whether used or unused (and without giving effect to any Bid Reduction), from the Closing Date in the case of each Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the


                                                  (Second Amendment - Long Term)
         case of each other Lender until the Termination Date of such Lender, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing the Second Amendment Date, and on the Termination Date of such Lender, in an amount equal to the product of (a) such Lender's daily average Commitment, whether used or unused and without giving effect to any Bid Reduction, in effect during the period for which such payment that is to be made times (b) the weighted average rate per annum that is derived from the following rates: (1) a rate of 0.125% per annum with respect to each day during such period that the ratings with respect to Long-Term Debt were at Level 1, (2) a rate of 0.150% per annum with respect to each day during such period that such ratings were at Level 2, (3) a rate of 0.175% per annum with respect to each day during such period that such ratings were at Level 3, (4) a rate of 0.250% per annum with respect to each day during such period that such ratings were at Level 4, (5) at the rate of 0.375% per annum with respect to each day during such period that such ratings were at Level 5, and (6) at the rate of 0.500% per annum with respect to each day during such period that such ratings were at Level 6. If any change in the ratings established by S&P or Moody's with respect to Long-Term Debt shall result in a change in the Level, the change in the commitment fee shall be effective as of the date on which such rating change is publicly announced. If the ratings established by one of S&P or Moody's with respect to Long-Term Debt are unavailable for any reason for any day and if the Borrower has used its best efforts to make such ratings available, then the applicable Level for calculating the commitment fee for such day shall be deemed to be the Level determined by reference solely to the ratings available from the other rating agency. If the ratings established by both S&P and/or Moody's with respect to Long-Term Debt are unavailable for any reason for any day, then the applicable level for purposes of calculating the commitment fee for such day shall be deemed to be Level 6 (or, if the Requisite Lenders consent in writing, such other Level as may be reasonably determined by the Requisite Lenders from a rating with respect to Long-Term Debt for such day established by another rating agency reasonably acceptable to the Requisite Lenders)."

         C. AMENDMENT TO SECTION 2.05. Section 2.05 is hereby amended by adding the following at the end of such Section:

                  "(d) Mandatory Reductions. (i) In connection with any Asset Sale by the Borrower or any of its Subsidiaries in accordance with
         Section 5.02(i) pursuant to which Asset Sale the Borrower and/or any of its Subsidiaries receives aggregate Net Asset Sale Proceeds in excess of $5,000,000 for any individual Asset Sale or $10,000,000 for all Asset Sales in any one calendar year, no later than one Business Day after the date of receipt by the Borrower and/or any of its Subsidiaries of such Net Asset Sale Proceeds, the Commitments and the Short Term Facility Commitments shall be permanently reduced as provided in clause (iv) in an aggregate amount equal to: (A) 75% of such aggregate Net Asset Sale Proceeds, if received in connection with a sale of all or any portion of the SPC Business or the Argentine Business, and (B) 100% of such aggregate Net Asset


                                                  (Second Amendment - Long Term)

         Sale Proceeds, if received in connection with any Asset Sale other than a sale of the SPC Business or the Argentine Business.

                  (ii) On the Business Day following receipt of Net Securities Proceeds from the issuance of any capital stock by the Borrower or, if capital stock of a Subsidiary is issued to any Person other than the Borrower or a Subsidiary of a Borrower, any Subsidiary of the Borrower, the Commitments and the Short Term Facility Commitments shall be permanently reduced as provided in clause (iv) in an amount equal to such Net Securities Proceeds.

                  (iii) On the Business Day following receipt of Net Securities Proceeds from the incurrence of any Debt described in clause (i) of the definition thereof of the Borrower and its Subsidiaries (other than Debt secured by Liens permitted by clauses (iii) or (iv) of Section 5.02(a), Debt consisting of commercial paper for which this Agreement provides backup, Debt consisting of Advances, Debt owing to a Subsidiary of the Borrower and Debt for the deferred purchase price of goods and services), the Commitments and the Short Term Facility Commitments shall be permanently reduced as provided in clause (iv) in an amount equal to 50% of such Net Securities Proceeds.

                  (iv) Any mandatory reduction of Commitments and Short Term Facility Commitments pursuant to clauses (i)-(iii) above shall be applied first to permanently reduce the Commitments until they equal $200,000,000, and second to permanently reduce the Commitments and the Short Term Facility Commitments on a Pro Rata Basis."

         D. AMENDMENT TO SECTION 5.02(a). Section 5.02(a)(ii) of the Credit Agreement is hereby deleted in its entirety.

         E. AMENDMENT TO SECTION 5.02(e). Section 5.02(e) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "(e) Minimum Net Worth. The Borrower will not permit at any time Net Worth to be less than the sum of (i) 80% of the greater of $304,112,000 or the Net Worth as of March 31, 2001; plus (ii) 50% of Net Income (if a positive number) from the Closing Date to (a) the end of the most recently ended fiscal year or (b), if the date of calculation is after June 30 in any year, the end of the second fiscal quarter in such year; minus (iii) any loss incurred in connection with the sale or other disposition of the SPC Business, in an amount not to exceed $175,000,000, or the Argentine Business, in an amount not to exceed $75,000,000; provided that, if a loss in connection with a sale or other disposition of the SPC Business or the Argentine Business is deducted in one quarter, such loss shall be added back in subsequent quarters unless the sale or other disposition shall have occurred (and the proceeds applied as provided in Section 2.05(d)) on or prior to the last day of the first such subsequent quarter; plus (iv) all Additions to Capital from the Closing Date to (a) the end of the most recently ended fiscal year or (b), if the date of calculation is after June 30 in any year, the end of the second fiscal quarter in such year."


                                                  (Second Amendment - Long Term)

         F. ADDITIONAL NEGATIVE COVENANTS. Section 5.02 of the Credit Agreement is hereby amended by adding the following at the end of such Section:

                  "(h) Dividends; Changes in Capital. The Borrower will not (i) declare or pay any dividends on or with respect to its capital stock,
         (ii) repurchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except for the purchase from time to time by the Borrower of its capital stock in the ordinary course of business consistent with past practice in connection with any employee benefit plan or Pension Plan, or (iii) make any distribution of assets to its stockholders, each without the prior written consent of the Administrative Agent on behalf of the Lenders; provided that the Borrower may declare and pay dividends and distributions with respect to its capital stock payable in Cash or in shares of that class of stock only so long as the dollar amount of any Cash dividend or distribution is consistent with the practice of the Borrower during the first calendar quarter of 2001, as such amount shall be proportionately adjusted upon the occurrence of any split or reverse split of the capital stock of the Borrower.

                  (i) Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or effect any Asset Sale, unless
         (i) the consideration received from such sale is comprised of at least 80% Cash, with the balance comprised of a promissory note or notes delivered by the buyer (or the prior written consent of the Requisite Lenders to such other consideration is obtained), (ii) any and all Net Sale Proceeds from such Asset Sale are applied in accordance with
         Section 2.05(d), and (iii) such Asset Sale complies with the terms of
         Section 5.02(b).

                  (j) Receivables. The Borrower will not, nor will it permit any of its Subsidiaries to, sell or otherwise dispose of its accounts receivable in securitization or other transactions other than (i) accounts receivable sold in connection with the sale of the capital stock of a Subsidiary of the Borrower or all or substantially all of the assets of a division or Subsidiary of the Borrower and (ii) accounts receivable that are discounted for less than face value in order to resolve a dispute relating thereto."

         G. AMENDMENTS TO EXHIBITS. The form of Compliance Certificate attached to the Credit Agreement as Exhibit F is hereby amended and restated in its entirety to read as set forth on Exhibit F to this Amendment.

SECTION 2. BORROWER'S REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

         A. CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement, as amended by this Amendment (the "Amended Agreement").


                                                  (Second Amendment - Long Term)

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the consummation of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

         C. NO CONFLICT. The execution and delivery by the Borrower of this Amendment and the consummation by the Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or its Subsidiaries, the certificate of incorporation or bylaws of the Borrower or any order, judgment or decree of any court or other agency of government binding on the Borrower or its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Borrower or its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrower or its Subsidiaries (other than the parties hereto).

         D. GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Amendment and the consummation by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by principles of equity and commercial reasonableness.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4.01 (excluding those set forth in Section 4.01(e)) of the Credit Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date hereof, except as provided above or to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would, upon the giving of notice, the passage of time, or otherwise, constitute an Event of Default.

         H. CONDITION OF THE BORROWER. (i) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000 and the related consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, and (ii) the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2001, and the related consolidated statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal quarter then ended, in each case fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently


                                                  (Second Amendment - Long Term)
applied, and, as of the Amendment Effective Date (as defined below), there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, since March 31, 2001.

SECTION 3. CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective as of the date hereof (such date being referred to herein as the "Amendment Effective Date"); provided that all of the following conditions precedent shall have been satisfied:

         A. The Borrower shall have delivered to the Administrative Agent the following, each, unless otherwise noted, dated the Amendment Effective Date:

                  (i) Copies of resolutions of the Board of Directors of Borrower approving this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, certified as of a recent date prior to the Amendment Effective Date;

                  (ii) Signature and incumbency certificates of its officers executing this Amendment;

                  (iii) A favorable opinion of counsel to Borrower, as to the due authorization, execution, delivery and enforceability of this Amendment and any other documents executed in connection herewith, and such other matters as Lender may reasonably require; and

                  (iv) Executed copies of this Amendment.

         B. All corporate and other proceedings taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Administrative Agent, shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.

SECTION 4. MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

                  (i) On and after the date this Amendment becomes effective in accordance with its terms, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the Notes to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the Notes shall remain in full force and effect and are hereby ratified and confirmed.


                                                  (Second Amendment - Long Term)

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of, any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or the Notes.

         B. FEES AND EXPENSES. The Borrower acknowledges that all costs, fees and expenses as described in Section 8.04 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Subject to the provisions of Section 3, this Amendment shall become effective as of the date hereof upon the execution and delivery of a counterpart hereof by the Borrower and the Requisite Lenders.

                  [Remainder of page intentionally left blank]


                                                  (Second Amendment - Long Term)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   The Borrower:

                                   THE DIAL CORPORATION


                                   By___________________________________________
                                   Name:
                                   Title:


                                   The Lenders:



                                   CITICORP USA, INC. (Individually
                                   and as Administrative Agent)


                                   By___________________________________________
                                   Name:
                                   Title



                                   BANK OF AMERICA, N.A. (Individually
                                   and as Syndication Agent)


                                   By___________________________________________
                                   Name:
                                   Title:



                                   WACHOVIA BANK, N.A. (Individually
                                   and as Documentation Agent)


                                   By___________________________________________
                                   Name:
                                   Title:


                                                     (Amendment Signature Pages)

                                   ABN AMRO BANK N.V.


                                   By___________________________________________
                                   Name:
                                   Title


                                   BANK ONE, NA


                                   By___________________________________________
                                   Name:
                                   Title


                                   DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                   CAYMAN ISLANDS BRANCH


                                   By___________________________________________
                                   Name:
                                   Title:


                                   INDUSTRIAL BANK OF JAPAN, LIMITED,
                                   NEW YORK BRANCH


                                   By___________________________________________
                                   Name:
                                   Title:

                                   WELLS FARGO BANK, N.A.


                                   By___________________________________________
                                   Name:
                                   Title:


                                                     (Amendment Signature Pages)

                                  WESTDEUTSCHE LANDESBANK GIRONZENTRALE-NEW YORK AND CAYMAN ISLANDS BRANCHES


                                  By___________________________________________
                                  Name:
                                  Title:


                                  By___________________________________________
                                  Name:
                                  Title:


                                                    (Amendment Signature Pages)

                                    EXHIBIT F


                        [FORM OF COMPLIANCE CERTIFICATE]


         The undersigned certifies that: (i) this Certificate is as of __________ and pertains to the period from _________ to _________, (ii) the undersigned has reviewed the terms of that certain Credit Agreement, dated as of July 14, 2000, as amended November 21, 2000 and May 17, 2001, among The Dial Corporation, the Banks named therein, Citicorp USA, Inc., as Administrative Agent, Wachovia Bank, N.A., as Documentation Agent for said Lenders and Bank of America, N.A., as Syndication Agent for said Lenders (as it may be further amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") and has made, or caused to be made under the undersigned's supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the period set forth above and (iii) such review has not disclosed the existence during or at the end of such period, and the undersigned does not have knowledge of the existences as of the date of this Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default.(1) CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE CREDIT AGREEMENT.


      A.       NET WORTH


               For the Borrower and its Subsidiaries:

               1.        The greater of (a) Net Worth as of March 31, 2001,
                         or (b) $304,112,000                                                                        $__________

               2.        80% multiplied (1)                                                                         $__________

               3.        Net Income (if a positive number) from the Closing Date to most recently passed
                         June 30 or December 31                                                                     $__________

               4.        50% multiplied (3)                                                                         $__________

               5.        Loss incurred (if any) in sale of the SPC Business or the Argentine Business
                         (but only if and to the extent such loss has not already been deducted in a
                         previous quarter)                                                                          $__________


--------------
(1) If any event or condition that constitutes an Event of Default or Potential Event of Default exists, the Certificate should include the nature and period of existence of such event or condition and what action the Borrower has taken, is taking and proposes to take with respect thereto.


                                                             (Amendment Exhibit)

               6.        aggregate net proceeds, including cash and the fair market value of property other than cash, received by the Borrower from the issue or sale of capital stock of the Borrower from the Effective Date to the most recent June 30 or
                         December 31                                                                                $__________

               7.        aggregate of 25% of the after tax gains realized from unusual, extraordinary, and major nonrecurring items from the Effective Date to the most recent June 30
                         or December 31                                                                             $__________

               8.        Additions to Capital [(6) plus (7)]                                                        $__________

               9.        Net Worth                                                                                  $__________

               10.       Minimum Net Worth permitted under Credit Agreement [(2) plus (4) plus (8) minus
                         (5)]                                                                                       $__________

      B.       MAXIMUM FUNDED DEBT RATIO.

               For the Borrower and its Subsidiaries (for each period consisting of the most recently ended four consecutive fiscal quarters of the Borrower):

               1.        indebtedness for borrowed money or for the deferred purchase price of property
                         or services                                                                                $__________

               2.        obligations as lessee under leases which shall have been or should be, in
                         accordance with GAAP, recorded as capital leases                                           $__________

               3.        obligations under guarantees in respect of indebtedness or obligations of
                         others of the kinds referred to in clauses (1) and (2) of this Section B                   $__________

               4.        Funded Debt [(1) plus (2) plus (3)]                                                        $__________

               5.        consolidated net income plus provision for taxes (excluding extraordinary,
                         unusual, or nonrecurring gains or losses)                                                  $__________

               6.        interest expense                                                                           $__________

               7.        depreciation expense and amortization of intangibles                                       $__________

               8.        EBITDA [(5) plus (6) plus (7)]                                                             $__________

               9.        Ratio of Funded Debt to EBITDA [(4):(8)]                                                   _____:_____


                                                             (Amendment Exhibit)

               10.       Maximum Funded Debt Ratio required under Credit Agreement for any four fiscal quarter period ending on the dates set forth below:

                         June 30, 2001
                         After June 30, 2001                                                                         3.25:1.00
                                                                                                                     3.00:1.00


                                      THE DIAL CORPORATION


                                      By:
                                         ---------------------------------------
                                         Title:


                                                             (Amendment Exhibit)